UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2008

WINLAND ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

1-15637	41-0992135
(Commission File Number)	(IRS Employer Identification No.)
1950 Excel Drive Mankato, Minnesota 56001
(Address of Principal Executive Offices) (Zip Code)

(507) 625-7231
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Winland Electronics, Inc. (the “Company”) entered into an Employment Agreement with Thomas J. de Petra dated May 6, 2008 (the “Employment Agreement”) providing that the Company shall employ Mr. de Petra as its Chief Executive Officer and President, until terminated by either the Company or Mr. de Petra pursuant to the terms of the Employment Agreement.

The following summary of the Employment Agreement is not intended to be complete and is qualified in its entirety by reference to the actual Employment Agreement filed as Exhibit 10.1 to this Form 8-K.

Base Salary. The Company has agreed to pay Mr. de Petra an annual base salary, less required and authorized deductions and withholding, of $202,000 for the remainder of 2008. Thereafter Mr. de Petra’s base salary shall be reviewed and adjusted from time to time but no less than annually, as shall be determined by the Board of Directors in its sole discretion.

Annual Bonus.  The Company may, but is not obligated to, pay Mr. de Petra an annual bonus consisting of stock options or a cash payment or both, the amounts of which, if any, shall be determined by the Compensation Committee.  If any annual bonus is earned by Mr. de Petra, it shall be paid within ninety (90) days after the end of the Company’s applicable fiscal year.

Equity Award. Pursuant to the Employment Agreement, the Company agreed to grant to Mr. de Petra an incentive stock option under the Company’s 2008 Equity Incentive Plan pursuant to the Incentive Stock Option Agreement attached hereto as Exhibit 10.2, for the purchase of fifty thousand (50,000) shares of the Company’s common stock at a price equal to the fair market value of the Company’s stock on the date of grant and vesting in five (5) equal installments on the first, second, third, fourth and fifth anniversaries of the date of grant.  The Company’s Board of Directors granted this option effective May 6, 2008 with an exercise price of $1.74 per share.

Benefits. In addition to the equity based award described above, the Employment Agreement provides for other benefits to Mr. de Petra including the following:

·
Subject to the terms and conditions of such plans and programs, Mr. de Petra shall be entitled to participate in or receive benefits under the Company’s employee benefit plans, health plans, or arrangements, if any, made available from time to time by the Company to its employees as set forth in an employee manual or otherwise including, but not limited to, medical, dental, and long-term disability coverage, to the extent that Mr. de Petra’s age, tenure, and title make him eligible to receive those benefits.

·
Mr. de Petra shall be entitled during each full calendar year in which the Employment Agreement remains in effect to four (4) weeks (20 business days) of paid personal time off, and a pro rata portion thereof for any partial calendar year of employment.

·
During Mr. de Petra’s employment, the Company shall reimburse Mr. de Petra for all ordinary and necessary business expenses incurred by Mr. de Petra in connection with the business of the Company and consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses.

·
During Mr. de Petra’s employment, the Company shall pay a monthly health club membership for Mr. de Petra.  Such payment will be for an amount not to exceed $200 per month and shall be reimbursed to Mr. de Petra, upon demand and proof of payment received from Mr. de Petra.

Termination and Severance. The Company may terminate the Employment Agreement at any time without cause by giving Mr. de Petra ninety (90) days advance written notice or immediately with “Cause,” which is defined to include;

·
Mr. de Petra has neglecting any of his material duties or failing to carry out reasonable directives from the Board of Directors, or its designees, or his failure to comply with rules, regulations or policies of the Company or its Board of Directors;

·	Any willful or deliberate misconduct that is injurious to the Company, its business reputation or goodwill;

·	Dishonesty in any dealings between Mr. de Petra and the Company or between Mr. de Petra and vendors or customers of the Company;

·	Mr. de Petra’s commission of a felony, or other crime involving moral turpitude or immoral conduct, whether or not against the Company and whether or not committed during Mr. de Petra’s employment;

·	Mr. de Petra’s acting in a manner adverse to the best interests of the Company including, but not limited to, being under the influence of alcohol or illegal drugs while on the job; or

·	Mr. de Petra’s breach of any term of this Agreement.

Mr. de Petra may terminate the Employment Agreement at any time either with or without “Good Reason,” which is defined to include:

·
the assignment to Mr. de Petra, without Mr. de Petra’s consent, of employment responsibilities that are not of comparable responsibility and status to the employment responsibilities described in this Agreement;

·	the Company’s reduction of Mr. de Petra’s base salary without Mr. de Petra’s consent except for any reduction implemented as part of a broad-based employee cost reduction initiative; or

The Company’s requiring Mr. de Petra to be based anywhere other than within one hundred (100) miles of the Company’s principal location at the time of Mr. de Petra’s execution of this Agreement.

If Mr. de Petra resigns without Good Reason, he is required to provide at least ninety (90) days advance written notice to the Company.

If the Company terminates the Employment Agreement without Cause, or Mr. de Petra resigns his employment with Good Reason, the Company is obligated to pay Mr. de Petra (A) one (1) year of his then current base salary, (B) COBRA premiums for six (6) months and (C) any compensation and benefits owed at the date of termination.

Change of Control. If Mr. de Petra’s employment is terminated by the Company or its successor without Cause or by Mr. de Petra by resignation with Good Reason upon or within two (2) years following a “Change in Control,” as that term is defined by the Employment Agreement, Mr. de Petra is entitled to receive from the Company or its successor (A) an amount equal to Mr. de Petra’s compensation (including any (a) base salary, and (b) annual bonuses, but excluding non-cash fringe benefits such as insurance and perquisites) for the two (2) completed fiscal years preceding such termination, and (B) any other compensation and benefits owed at termination of employment.

Noncompetition; Confidentiality; Assignment of Inventions. The Employment Agreement prohibits Mr. de Petra from certain competitive activities during the term of his employment and for a period of two (2) years after termination of his employment, including taking a position as an officer, director, advisor, consultant or employee of certain businesses that are deemed competitors of the Company.  The Employment Agreement also includes provisions requiring Mr. de Petra to maintain the confidentiality of the Company’s confidential information and obligating Mr. de Petra to assign “Inventions,” as that term is defined by the Employment Agreement, to the Company.

Item 8.01                      Other Events

On May 8, 2008, Winland Electronics, Inc. issued a press release announcing (i) the results of its annual shareholder meeting and (ii) that the Board of Directors elected Thomas J. Goodmanson as Chairman of the Board.  The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein

Attached hereto as Exhibit 99.2, which is incorporated into this Report, is a letter to shareholders with respect to the Company’s 2008 first quarter results.  Starting with this Report, the Company will supply such shareholder letters relating to quarterly results by way of exhibits to Form 8-Ks and will no longer be sending such letters via the mail to shareholders.

Item 9.01                      Financial Statements and Exhibits.

(a)           Financial Statements:  None.

(b)           Pro forma financial information:  None.

(c)           Exhibits:

10.1 Employment Agreement by and between Thomas J. de Petra and the Company dated May 6 ,2008.

10.2 Incentive Stock Option Agreement by and between Thomas J. de Petra and the Companydated May 6, 2008.

99.1 Press Release dated May 8, 2008.

99.2 Letter to Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winland Electronics, Inc.

Dated: May 8, 2008	By:	/s/ Thomas J. de Petra
Thomas J. de Petra
Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
May 6, 2008	1-15637

WINLAND ELECTRONICS, INC.

EXHIBIT NO.	ITEM

10.1	Employment Agreement by and between Thomas J. de Petra and the Company dated May 6 ,2008.

10.2	Incentive Stock Option Agreement by and between Thomas J. de Petra and the Company dated May 6, 2008.

99.1	Press Release dated May 8, 2008.

99.2	Letter to Shareholders.